Exhibit 24.1

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Teresa H. Johnson, Vice President, General Counsel and Secretary and David J. Parrin, Vice President and Chief Financial Officer, and each or either one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8, and any and all amendments (including post-effective amendments or any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended) thereto, for the registration of 7,500,000 shares of MoneyGram International, Inc. common stock for awards under the MoneyGram International, Inc. 2005 Omnibus Incentive Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this Power of Attorney has been signed on the 10th day of May, 2005, by the following persons:

/s/ Philip W. Milne Philip W. Milne	/s/ Linda Johnson Rice Linda Johnson Rice
/s/ David J. Parrin David J. Parrin	/s/ Douglas L. Rock Douglas L. Rock
/s/ Jean C. Benson Jean C. Benson	/s/ Albert M. Teplin Albert M. Teplin
/s/ Robert H. Bohannon Robert H. Bohannon	/s/ Timothy R. Wallace Timothy R. Wallace
/s/ Jess T. Hay Jess T. Hay
/s/ Judith K. Hofer Judith K. Hofer
/s/ Donald E. Kiernan Donald E. Kiernan
/s/ Robert C. Krueger Robert C. Krueger